Exhibit 99.1

CDK Global Announces Pricing of its
$500,000,000 5.875% Senior Notes Due 2026

HOFFMAN ESTATES, Ill., June 4, 2018 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) announced today that it priced $500,000,000 aggregate principal amount of its 5.875% Senior Notes due 2026 (the “Notes”) at an issue price of 100%. The offering is expected to close on June 18, 2018 subject to customary closing conditions. The Notes will mature on June 15, 2026.  The Notes will be general unsecured obligations of CDK and will not be guaranteed by any of CDK’s subsidiaries. CDK expects to use the net proceeds from this offering for general corporate purposes, which may include share repurchases, dividends, acquisitions, repayments of debt, and working capital and capital expenditures.

J.P. Morgan, BofA Merrill Lynch, Morgan Stanley, MUFG, US Bancorp and Wells Fargo Securities are acting as joint book-running managers in the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sales of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CDK Global

With more than $2 billion in revenues, CDK (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements about CDK’s future expectations, beliefs, goals, plans or prospects may be forward looking statements. Words such as “might,” “will,” “may,” “could,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “assumes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK’s success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation (including future interpretations, assumptions and regulatory guidance related to the Tax Cuts and Jobs Act); changes in technology, security breaches, interruptions, failures and other errors involving CDK systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to CDK’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of CDK’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; CDK’s ability to timely and effectively implement its transformation plan; and the ability of the CDK’s significant stockholders and their affiliates to significantly influence the CDK’s decisions or cause it to incur significant costs.

There may be other factors that may cause CDK’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK’s reports filed with the Securities and Exchange Commission (“SEC”), including those discussed under “Part I, Item 1A. Risk Factors” in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the CDK website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:
Katie Coleman
847.485.4650
katherine.coleman@cdk.com

Media Contact:
Roxanne Pipitone
Roxanne.pipitone@cdk.com